Exhibit 99.1

For Immediate Release

ClearPoint Neuro, Inc. Announces Appointment of Lynnette C. Fallon to Board of Directors

SOLANA BEACH, CA, July 15, 2021 – ClearPoint Neuro, Inc. (Nasdaq: CLPT) (the “Company”), a global therapy-enabling platform company providing navigation and delivery to the brain, is pleased to announce that Lynnette C. Fallon has been appointed to the Company’s Board of Directors effective immediately. Ms. Fallon will also become a member of the Company’s Audit Committee.

Ms. Fallon is the Executive Vice President, HR/Legal, General Counsel and Secretary of Axcelis Technologies, Inc. (Nasdaq: ACLS), a provider of equipment and service solutions for the semiconductor manufacturing industry, with locations in eight countries. Ms. Fallon has held her current position since May 2005, having initially joined Axcelis in 2001 as a Senior Vice President and General Counsel. As a member of Axcelis’ executive team for more than 20 years, Ms. Fallon has been involved with business development, financial and tax management, investor relations, diversity and inclusion initiatives, corporate social responsibility policies and other ESG matters, M&A, risk management, and all aspects of international corporate compliance. She holds a J.D., cum laude, from the School of Law at Boston University and a B.A. with departmental and general honors, Phi Beta Kappa, from Vassar College.

“We are thrilled to have Lynnette join the ClearPoint Board and to begin her contributions immediately,” commented Joe Burnett, President and CEO at ClearPoint. “Lynnette’s role will benefit our growing company in many different and crucial facets, including human resources, M&A, legal, and investor relations. We are all looking forward to getting started.”

“I am honored to join the ClearPoint Neuro Board,” stated Lynnette Fallon. “The Company is at an exciting juncture, and I hope to use my skills and experience to contribute to its continuing success.”

About ClearPoint Neuro

ClearPoint Neuro’s mission is to improve and restore quality of life to patients and their families by enabling therapies for the most complex neurological disorders with pinpoint accuracy. Applications of the Company’s current product portfolio include deep brain stimulation, laser ablation, biopsy, neuro-aspiration, and delivery of drugs, biologics, and gene therapy to the brain. The ClearPoint Neuro Navigation System has FDA clearance, is CE-marked, and is installed in over 60 active sites in the United States, Canada, and Europe. ClearPoint Neuro is partnered with over 30 biologics/pharmaceutical companies and academic centers, providing solutions for direct CNS delivery of therapeutics in pre-clinical studies and clinical trials worldwide. To date, more than 4,500 cases have been performed and supported by the Company’s field-based clinical specialist team, which offers support and services to our customers and partners. For more information, please visit www.clearpointneuro.com.

Forward-Looking Statements

Statements herein concerning the Company’s plans, growth and strategies may include forward-looking statements within the context of the federal securities laws. Statements regarding the Company's future events, developments and future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Uncertainties and risks may cause the Company's actual results to differ materially from those expressed in or implied by forward-looking statements. Particular uncertainties and risks include those relating to: the impact of COVID-19 and the measures adopted to contain its spread; future revenues from sales of the Company’s ClearPoint Neuro Navigation System products; and the Company’s ability to market, commercialize and achieve broader market acceptance for the Company’s ClearPoint Neuro Navigation System products. More detailed information on these and additional factors that could affect the Company’s actual results are described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021, both of which have been filed with the Securities and Exchange Commission.

Contact:

Jacqueline Keller, Vice President, Marketing

1 (888) 287-9109

info@clearpointneuro.com

Caroline Corner, Investor Relations

ir@clearpointneuro.com